AGREEMENT

This AGREEMENT is made the 1st day of June 2016

BETWEEN

Vascular Biogenics Ltd. registration number 51-289976-6 a company incorporated in Israel and having its principal place of business at 6 Yonni Netanyahu St. Or-Yehuda Israel (the “Customer”)

AND

Biopharmax Group Ltd. registration number 51-241021-8, a private company incorporated in Israel and having its principal place of business at 4 Hasadnaot St. Hertzelia (the “Contractor”)

WHEREAS:

1.	The Customer wishes to erect, commission and validate a sterile manufacturing facility, all conforming to cGMP, FDA, EMEA, MOH (as defined below) and other Israeli regulations (the “Project”) located at Hasatat 8 Modiin, Israel (the “Facility”);
2.	The Contractor wishes to undertake the execution of all the Works, (as defined below), all subject to the terms and conditions of the Agreement as set forth herein below;
3.	The Contractor represents that it is an independent contractor, duly registered with the Contractor registrar, and that it has, the know-how, expertise, financial and technical means and experience required for execution and completion of the Works all in accordance with and subject to the terms and conditions set forth herein;
4.	The Contractor, has thoroughly examined and studied Costumer’s budget, URS, necessities and requirements, the premises set forth in Section 1 to this preamble above and its surroundings, as well as the annexes attached hereto, and represents that it is capable to perform and complete the Works in compliance with the terms of this Agreement, and in accordance with the best industry standards and within the Timetable; and
5.	On the basis of Contractor’s warranties, representations and covenants set forth herein, Customer offered to Contractor to perform the in accordance with terms herein and Contractor has agreed to perform the Work as aforesaid.

NOW THEREFORE, the parties declare, stipulate and agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

	1.1	The following terms shall have the meanings appearing alongside them:

“Agreement” - This Agreement and its Annexes and any document which has been / will be agreed upon in writing constitutes part of the Agreement even if not actually attached to the Agreement.

“Bill of Quantity” – the bill of quantity setting forth all the Means required prepared by Contractor based on the requirements of the Design, User Requirement Specifications and the Basis of Design attached hereto as Annex A.

“Detailed Design” – mean the basis of design prepared by Contractor and approved by the Customer on the basis of the URS attached hereto as Annex C2, and/or which will be attached in the future.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

“cGMP”- the current Good Manufacturing Practices

“Drawings” - The drawings for execution of the Work (as defined below) which are attached to the Agreement as Annex C1, and/or which will be attached in the future.

“DQ”- design qualifications

“EMA” - the European Medicines Agency, or any successor agency

“FDA” - the United States of America Food and Drug Administration, or any successor agency.

“Means” - The equipment, supplies, tools, materials, structures, scaffolding, installations and everything else that provided by the Contractor and required for execution of the Works or which will be used for the execution thereof.

“MOH”- means the Israeli Ministry of Health, or any successor agency

“IC” – installation commission

“IQ” – installation qualifications

“OC” – operation commission

“OQ” – operation qualification

“Regulations” – means the applicable cGMP, FDA, EMA, MOH and Israeli regulations required for the construction, maintenance and operation of the Facility.

“Scope of Work” - the scope of work containing the implementation, manufacturing, equipment, materials and overall scope for the Project, in the form attached as Annex B.

“Specifications” - the specifications of the Facility as specified in and in accordance with the Design, User Required Specifications, Detailed Design and the Bill of Quantity.

“Timetable” – the time table for the specific stages as set forth in Annex D.

“User Requirement Specifications” or “URS” – the specifications prepared by the Customer attached hereto as Annex I.

“Work and/or Works” – the execution, performance and completion of the Project, inclusive of all Means and services as set forth in the Scope of Work, meeting all of the Specifications.

1.2	The Preamble hereof and all Annexes attached hereto form an integral part of this Agreement. The headings of the Sections, Sub-Sections or chapters in the Agreement are for convenience only, and shall not serve in interpretation of the Agreement.

1.3	In any case of discrepancy or contradiction between the provisions of this Agreement or between one of its provisions and one if its Annexes, the provisions of the Agreement will prevail. In case of conflict between the Annexes, the provisions of the Annexes shall govern in accordance with the following order: Annex I, Annex B, Annex C2, Annex C1 and Annex A.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

2.	THE ESSENCE OF THE AGREEMENT

	2.1	The Customer hereby conveys to the Contractor and the Contractor hereby takes upon itself the execution and completion of the Work, on turnkey basis, at its own expense and on its own responsibility and in exchange for the Consideration (as defined below), all in accordance with the provisions of the Agreement.

	2.2	Except as explicitly provided in the Scope of Work as being excluded from the Work but subject to Section 4.4 below (the “Excluded Items”), the Contractor shall perform or cause to be performed all work and services required in connection with the management, procurement, construction, DQ, IC OC, IQ and OQ and testing of the Work, and provide all materials and equipment

	2.3	, machinery, tools, labor, transportation, utilities, administration, training and other services and items required to complete the Work at the Consideration. Upon successful DQ, IC OC, IQ and OQ testing of the Work and issuance of a Certificate of Completion (as defined below), all responsibilities regarding the Facility and Work shall transfer to Customer, subject to Contractor’s warranty, all as set forth in Section 17 below.

	2.4	The Facility shall be constructed and operable in accordance with cGMP, and, in addition, will meet the current requirements in effect as of the date of this Agreement of the FDA, EMA, MOH and other relevant authorities of Israel.

3.	ANNEXES

The Annexes to this Agreement are listed below:

1.1	Bill of Quantity – Annex A.
1.2	Scope of Work – Annex B.
1.3	Drawings – Annex C1.
1.4	Detailed Design - Annex C 2.
1.5	Timetable – Annex D.
1.6	Certificate of Completion – Annex E.
1.7	Payment Schedule- Annex F.
1.8	Certificate of insurance by the Contractor- Annex G.
1.9	URS- Annex I
1.10	Conceptual design – Annex J
1.11	Bank Guarantee – Annex K.

4.	CONSTRUCTION SCHEDULE; LIQUIDATED DAMAGES; FORCE MAJEURE

	4.1	The Contractor shall carry out the work as per the Timetable.

	4.2	The Work shall be completed by the completion date set forth in the Timetable (“Project Completion Date”).

	4.3	If in the opinion of the Customer and based upon the Timetable, the Contractor is behind schedule, the Customer will direct the Contractor to take appropriate action to accelerate the performance of the Work so that the Project Completion Date is not jeopardized. Such action shall include but not be limited to overtime, shift work, additional construction equipment, extra work crews, etc. (as applicable), regardless of whether this was an Excluded Item. Any extra costs associated with such action will be borne by the Contractor, unless the delay was caused by an event that entitles the Contractor to a time extension, pursuant to Section 4.5 below or caused by the Customer.

	4.4	The Contractor shall be responsible for liquidated damages for delays in the completion of the Work by the Project Completion Date caused by the Contractor, its employees, agents, subcontractors, suppliers or any other person or entity for whose acts the Contractor is liable, including but not limited to delays caused by problems with the Design, following a grace period of 5 (five) weeks (the “Grace Period”). In the event of delays in completion of the Work beyond the Grace Period, the Customer shall be entitled, following written notice to the Contractor but without recourse to judicial proceedings or proving damage, to collect as liquidated damages (and not as a penalty) US$ 5,000 (Five Thousand US Dollars) per week for each week of delay up to maximum of US$60,000 (Sixty Thousand US Dollars) +VAT. The payment of any liquidated damages hereunder shall not affect Customer’s right to terminate the Agreement and the consequences thereof.

3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

4.5	Should the Contractor be delayed by any cause constituting an event of “Force Majeure” (as defined below), then the Project Completion Date shall be extended for a period equivalent to the time lost by reasons of any event of Force Majeure in accordance with Section 22 below.

4.6	As guarantee of execution of the Contractor’s undertakings under this Agreement, on the date of execution of this Agreement the Contractor shall provide an unconditional, autonomic, irrevocable bank guarantee, in the sum of NIS [***] (the “Bank Guarantee”), in accordance with the format attached as Annex K, which shall be valid until 60 days following the receipt of Certificate of Completion. In the event that the Bank Guarantee has been forfeited, in full or in part, the Contractor undertakes to provide the Customer with a new Bank Guarantee or to complete the forfeited bank guarantee, all within 7 days as of the day of forfeiture.

5.	SUBCONTRACTING

	5.1	The Contractor shall be entitled to subcontract all or part of the Work .For any work that exceeds NIS 500,000 (Five Hundred Thousand New Israeli Shekels) the Contractor must obtain the prior written consent of the Customer.

	5.2	Contractor shall be fully responsible and liable for the acts and omissions of any subcontractors. Any breach of this Agreement by a subcontractor or supplier shall be deemed a breach by the Contractor.

	5.3	Nothing contained in this Agreement and/or any agreement or arrangement between the Contractor and any subcontractors or suppliers shall create any contractual obligations on the part of the Customer to any subcontractor or supplier.

6.	SUPERVISION; PROJECT MANAGER AND QUALIFIED PERSONNEL

	6.1	The Contractor shall designate a full time project manager (the “Project Manager”), agreed by the Customer, to be responsible for the execution of the Work. The Project Manager shall have the experience, skills and capability to timely complete the Work according to this Agreement.

	6.2	The Project Manager shall act as single point of contact and have authority to act on behalf of the Contractor. The Project Manager will be available to attend weekly meetings with the Customer’s representatives.

	6.3	The Customer will appoint a project coordinator (the “Project Coordinator”), to be responsible for the Customer’s obligations related to the Work. The Project Coordinator will be available to attend weekly meetings with the Project Manager. Without derogating from the Contractor’s responsibilities and obligations, the Contractor undertakes to fulfill the instructions of the Project Coordinator and obey him.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

7.	REPORTING

The Contractor shall submit to the Customer weekly and monthly progress reports on the Work performed, including updated Timetables showing, among other things, the relevant portion of the Work performed. The reports shall be in such form as shall be agreed upon by the parties.

8.	COMPLIANCE

	8.1	The Contractor shall comply with the applicable laws, rules, regulations or ordinances applicable to the performance of the Work. The Contractor shall secure and pay for all permits, governmental fees and licenses necessary for Contractor to operate in Israel and to carry out the Work in accordance with this Agreement. It is clarified that licenses, permits and fees related to the Facility and Project itself shall be Customer’s responsibility.

	8.2	Without derogating from the foregoing:

		8.2.1	The Contractor shall comply with the laws of Israel, including, without limitation, social insurance law, labor law, tax law, safety laws and all other laws regulations and requirements that may be applicable to the performance of the Work.

		8.2.2	Contractor shall obtain and maintain in full effect all work permits and licenses required under the laws of Israel, including but not limited to, permit the non-resident employees of Contractor to perform their duties pursuant to this Agreement (as applicable). Without derogating from the Contractor responsibilities above, Customer shall cooperate with Contractor, as may be reasonably required, in order to obtain such permits and licenses.

9.	CLEARANCE OF THE SITE; NO INTERFERENCE

	9.1	The Contractor shall keep the Site and adjacent roads free from unnecessary obstruction and accumulation of waste material or rubbish caused by the Work. Upon completion of the Work, the Contractor shall clean and remove all construction surplus materials and equipment and rubbish of every kind attributable to the Work and/or caused by the Contractor, its employees, agents, subcontractors, suppliers or any other person or entity on its or their behalf (if any) to an authorized waste site and leave the Site and adjacent roads clean.

	9.2	During the course of the Work, Contractor shall not interfere with, or cause any obstructions to, the Customer and/or the daily operations of the Customer or the other persons or entities located at the Site. To this extent and without limiting its obligations hereunder, the Contractor shall coordinate the performance of the Work in advance with Customer, Mr. Darvish Shalom or a representative on his behalf (the “Landlord”), and the municipality and other authorities as applicable, including regulatory required submissions and permits (achieving of permits is under Customer or Landlord responsibility, as applicable, however the Contractor shall be responsible for the achievement of the technical aspects of the permits). Customer will be responsible to obtain all relevant approvals from the Landlord for the Work and free access to site.

10.	CONTRACTOR’S REPRESENTATIONS

The Contractor represents and undertakes as follows:

	10.1	Prior to signing the Agreement, the Contractor read all the Annexes and all documents connected with the performance of the Works.

	10.2	The Contractor has visited and examined, the site of the Facility (the “Site”), its environs, nature and locality including but not limited to, its layout and found them suitable for the execution of the Work as stipulated in this Agreement, except for hidden defects and damages.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

10.3	The Site is ready for starting the execution of the Work.

10.4	The Contractor has the Means, the know-how and the qualifications for the execution of the Works pursuant to this Agreement.

10.5	The Contractor has received all the information and required explanations, as to the details and scope of the Works.

11.	LIABILITY; INDEMNIFICATION; INSURANCE

	11.1	The Contractor shall be liable for any damages, demands or claims which may arise in respect of breach of the obligations or provisions applicable to the Contractor pursuant to this Agreement and under any law.

	11.2	The Contractor shall be liable for, and shall at all times indemnify and hold harmless the Customer, its affiliates, parent company and their respective directors, officers, employees and agents from any direct harm (whether physical or mental), damages, expenses (including legal fees) and/or loss of any kind whatsoever, including without limitation, bodily injury and/or property damage arising from any negligent act, omission or breach of this Agreement by the Contractor and/or its employees and/or its subcontractors and/or all person or entities acting on their behalf, all in accordance with the applicable laws and regulations.

	11.3	The Contractor agrees to indemnify and hold harmless and defend at its own expense the Customer, its affiliates, parent company and their respective directors, officers, employees, agents from and against any and all claims issued against the Customer as a result of faulty or inadequate performance made by the Contractor.

	11.4	The Contractor shall indemnify and hold harmless and defend at its own expense the Customer, its affiliates, parent company and their respective directors, officers, employees, from and against all claims, damages and expenses occurring during the performance and continuance of this Agreement as a result of faulty or inadequate performance that it is responsible to according to any applicable law or regulation or under the Agreement.

	11.5	It is clarified that the Contractor’s indemnification obligations hereunder shall not apply to a claim relating to any equipment provided by the Customer, unless such equipment was not used properly and in accordance with Customer’s instructions by Contractor and/or any person or entity on its behalf.

	11.6	The Customer undertakes that the Contractor shall be given prompt notice of any claim described in this Section 11 above that is made against the Customer, its affiliates, parent company and their respective directors, officers, employees. The Contractor shall forthwith defend any such claims and make settlements thereof at its own expense, provided, however, that any settlement or solution, reached inside or outside of the court, shall not adversely affect the Customer’s rights under this Agreement or impose any obligations on the Customer in addition to those set forth herein, unless otherwise agreed to by the Customer in writing in advance. Customer shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

	11.7	Indemnification by Contractor of all costs, expenses and damages to the Customer for any claim for which indemnification was requested shall be made promptly upon final adjudication and/or settlement of such claim whereby Contractor was held liable and/or responsible therefore.

	11.8	Without derogating from Contractor’s liability under this Agreement and/or under any law, the Contractor hereby undertakes to take out and maintain adequate insurance cover with a reputable insurance company against liability which the Contractor or its subcontractor or its employees may incur to any other person including but not limited to the Customer in connection with performance of the Agreement in accordance with the provisions set forth in Annex G. The Contractor shall, on request, produce to the Customer a copy of such insurance certificates. The policies shall name the Customer as an additional insured. Without derogating from the Contractor’s liability pursuant to this Agreement, the Contractor undertakes, at its own expense, to maintain and keep a fully valid insurance policy.

12.	PERFORMANCE TESTING; ACCEPTANCE; TRAINING

	12.1	The Contractor shall perform the testing and qualifications set forth in the Scope of Work, including but not limited to those listed below, all in accordance with the schedule set forth in the Timetable: (i) DQ tests, (ii) factory acceptance tests, (iii) commissioning tests, and (iv) IQ and OQ tests (all of which tests form the acceptance tests hereunder). Customer shall avail all required personnel and manpower on its part for the IQ and OQ tests. Customer shall attend the acceptance tests at its own cost.

	12.2	The Contractor shall perform the acceptance tests in accordance with (i) the testing criteria set forth in the Scope of Work and (ii) the provisions of the Detailed Design.

	12.3	At such time when the Facility operates in accordance with the provisions of the Scope of Work and the Detailed Design and Customer confirms in writing the successful completion of all of the acceptance tests, then, subject to the completion of the transactions and procedures set forth in Section 12.5, Customer shall provide a certificate of completion in the form attached hereto as Annex E (the “Certificate of Completion”), at which point sign-off and hand-over of the Facility will take place.

	12.4	In the event that the Customer, or its designated representative, shall determine, that the Facility has not successfully passed any acceptance test, Customer shall advise Contractor in 3 days ,in writing thereof, setting forth the reasons for same to the extent known to the Customer. Upon receipt of said notification, Contractor shall, at its expense, effect the required changes, repairs or replacements of parts, as shall be indicated by Customer in said notification, within 14 (fourteen) days, unless otherwise agreed to in writing by the Customer. Upon completion of such changes, repairs or replacements, Contractor shall notify Customer, and repeated acceptance tests shall be carried out. The provisions herein contained shall apply to any repeated acceptance tests in whole or in part until all of the separate portions of the Work shall have successfully passed any and all such acceptance tests.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

	12.5	Upon successful completion of the acceptance tests: (i) Contractor shall provide Customer with the updated diagrams, plans and any other updated documentation of the Facility bearing the signature “As Built” including the date of update; (ii) Contractor shall provide the Customer with a maintenance manual, inclusive of all of the documentation, instructions and protocols (including qualification protocols) and any training required at this stage according to the Scope of Work, all as required in order to operate and maintain the Facility in accordance with the Specifications, including but not limited to FDA, EMA, MOH and all other applicable Israeli regulations; (iii) Customer shall provide Contractor with a Certificate of Completion;

	12.6	Customer shall be entitled, at its own expense, to bring an independent expert to attend any of the acceptance tests and to advise it as to the performance of the Facility.

13.	CHANGES

	13.1	The Customer may issue written orders to the Contractor to include changes in the Work, consisting of additions, deletions or other revisions, and completion time shall be adjusted accordingly. The Contractor, prior to the commencement of such changed or revised Work, shall submit promptly to the Customer for Customer’s approval a written proposal for (i) adjustment to the Consideration, and (ii) completion time for such revised Work.

	13.2	Contractor shall not make any changes or substitutions to the Work, including but not limited to the Specifications, approved subcontractors and suppliers and/or layout of the Facility without the prior written consent of the Customer. For the avoidance of doubt, any change recommended by the Contractor and agreed to in writing by the Customer shall be deemed as a change order in terms of this Section 13.

14.	CONSIDERATION & TERMS OF PAYMENT

	14.1	The Customer shall pay the following price:

		14.1.1	A Total Price of NIS [***] (Twenty Million two fifty seven thousand and five hundred New Israeli Shekels) (the “Consideration “) +VAT. Upon receipt of each payment, the Contractor shall submit to the Company a valid tax invoice and receipt.

		14.1.2	The Customer will pay to Contractor [***] NIS in case Contractor will stand the schedule missions of 23/10/2017.

		14.1.3	The Customer will to pay Contractor [***] NIS in case Contractor achieves Project Completion Date of December 1st, 2017.

	14.2	The payments will be remitted in accordance with the provisions set forth in Annex F. The final payment set forth therein shall be made when the Work is fully performed in accordance with the requirements of this Agreement and Customer has issued the Certificate of Completion.

	14.3	Subject to Section 14.9 below, the Consideration constitutes the full consideration for the Work and includes, for the avoidance of doubt, all the Contractor’s expenses including salaries, wages and social benefits, tools, the costs of all Means, storage, or any other expenses incurred in carrying out the Work.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

14.4	The Consideration is inclusive of all applicable taxes, with the exception of VAT, which shall be payable under applicable law. The Consideration shall be final and binding and shall not be subject to any escalation or modification, other than as specifically provided herein. The Contractor shall comply with all applicable laws and regulations in the performance of its obligations in respect of the Project and the Work. Without limiting the generality of the foregoing, the Contractor shall be responsible to pay all taxes, levies, social benefits, insurance payments and any other payments required by law in connection with the performance of the Work under this Agreement, including, without limitation, payments to the income tax authorities, the value added tax authorities, etc., applicable to the Contractor with respect to any and all payments hereunder and/or as an independent contractor and/or for any taxes applicable to payments to its subcontractors, employees or any other person or entity on its behalf.

14.5	Customer shall be entitled to deduct any withholding taxes or other taxes from any payment to Contractor hereunder, unless Contractor has provided Customer with a certificate of exemption from withholding or other tax.

15.	OWNERSHIP

	15.1	All designs, drawings, specifications, notes and other works developed in the performance of this Agreement shall become the property of the Customer, shall be deemed Customer’s Confidential Information (as defined below) and may be used by Customer on any other design or construction without any additional compensation to the Contractor. Contractor shall not be entitled to use any Confidential Information including without limitation any information and/or know-how of any type or nature and in any form or medium relating to Customer’s process and/or any aspect thereof and/or the layout of any part of the Facility, as may be changed pursuant hereto. All equipment that will provided to site for under the scope of project shall become the property of the Customer provided that such costs have been paid to Contractor.

16.	CONFIDENTIALITY

	16.1	During the term of this Agreement and for a period of 5 (five) years thereafter, Contractor shall protect all of Customer’s Confidential Information disclosed by Customer or a third party on its behalf or otherwise obtained by the Contractor. Other than as may be required to perform its duties hereunder, Contractor shall not disclose such Confidential Information to third parties by any means whatsoever. Contractor further agrees not to use Confidential Information disclosed or owned by Customer for any purpose other than for the purpose of this Agreement as contemplated hereby. The Confidential Information may only be disclosed to those officers, directors, employees, agents and subcontractors (“Representatives”) of the Contractor who have a need to know, and only after such Representatives have been advised of the confidential nature of such information and agree to be bound by an obligation of confidentiality to the Customer under terms substantially similar to the terms of this Agreement and provided that the Contractor agrees to be responsible for any breach of this Agreement by any of the Contractor’s Representatives.

	16.2	The obligations under Section 16.1 above shall not apply to information which:

16.2.1	Is or becomes part of the public domain without breach of the provisions hereof or is generally known in the industry; and/or

16.2.2	Is lawfully obtained from a third party under no obligation of confidentiality.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

16.3	If Contractor is so required to make any disclosure of Customer’s Confidential Information, in response to a valid order by a court or other governmental body, or as otherwise required by law, it will give reasonable prior written notice to the Customer of such disclosure requirement and will use reasonable efforts to secure confidential treatment of such information required to be disclosed.

16.4	“Confidential Information” shall include any all notes, data, sketches, drawings, manuals, documents, blueprints, memoranda, specifications, any of the items , financial reports, equipment, any information and/or know-how of any type or nature and in any form or medium relating to the Work, and this Agreement, the Facility or Customer and/or its business, technology, plans, (including without limitation to Customer’s process and/or any aspect thereof), and/or any other information of a confidential or proprietary nature, whether written or oral, disclosed by the Customer or by a third party on its behalf (including confidential or proprietary information of third parties, subject to a duty on the Customer’s part to maintain the confidentiality of such information) or obtained by the Contractor in connection with this Agreement its provision of services during or before the term of this Agreement.

16.5	Upon the termination of this Agreement, for any reason, Contractor shall immediately surrender to the Customer all Confidential Information.

16.6	Customer shall be the sole and exclusive owner of all Confidential Information.

16.7	The Contractor acknowledges and understands that the Customer is a public company traded on the NASDAQ, and accordingly, this Agreement and any Confidential Information may be considered as “inside information” pursuant to securities laws and regulations.

17.	WARRANTY
	17.1	The Contractor warrants that all materials and/or equipment used or supplied under this Agreement are of the best quality, shall be free from defects due to faulty design, material and workmanship and that the Work shall conform with the Specifications and Drawings.

	17.2	Defective materials and/or equipment shall be promptly replaced by the Contractor at its own expense.

	17.3	Further to the above the Contractor undertakes to repair any system operational defect at its own expense.

	17.4	The warranty hereunder excludes defects resulting from improper use by the Customer or defective in maintenance.

	17.5	The Warranty period shall be for a period of 12 (Twelve) months from the date of Certificate of Acceptance (the “Warranty Period”). However in the event that the Contractor receive a longer warranty period from a third party for any specific item, the warranty with respect to such item shall be extended for the extended period of time. The Bank Guarantee at the Warranty Period shall be equal 5% from the contract price.

18.	TERM AND TERMINATION

	18.1	This Agreement shall enter into force on June 15, 2016 (the “Effective Date”) and shall remain in effect until completion of the Work, unless otherwise earlier terminated in accordance with this Section 18.

	18.2	Any actions taken by the parties or cost incurred prior to the Effective Date in preparation or for the performance thereof are for their own account and at their cost and expense.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

18.3	In the event of a material breach of a party’s obligations hereunder, the non-breaching party may terminate this Agreement by providing the other party with a prior written notice of termination hereof no less than 14 (fourteen) days prior to such termination becoming effective; provided however, that such termination shall not enter into effect if the other party cures such breach prior to the expiration of such 14 (fourteen) day period.

18.4	Either party is entitled to terminate this Agreement upon the occurrence of any of the following events: (i) a request for the liquidation and/or dissolution and/or winding up is filed against the other party, which request is not dismissed or otherwise set aside within thirty (30) days thereafter; (ii) a request for the appointment of a receiver or trustee over a material asset of the other party is filed against the other party with a competent court of jurisdiction (or execution office), which request is not dismissed or otherwise set aside within thirty (30) days thereafter; or (iii) the other party makes a general assignment for the benefit of its creditors.

18.5	The Customer may at any time terminate the Agreement for the convenience of the Customer for any reason and without any default. In the event of such termination, the Contractor shall receive, as its entire and sole compensation, a settlement computed in the following manner for Work that has commenced prior to notice of termination under this Section 18.5:

	18.5.1	Its actual, necessary and reasonable cost for performing the Work to the date of termination, as determined by audit of the Contractor’s records, including costs for equipment for manufacturing process, provided that such costs have been remitted, are nonrefundable and other relevant cost, plus A lump sum of 200,000 (Two Hundred Thousand NIS).

18.6	The provisions of Sections 4.4, 4.6, 5.2, 11, 14.4, 14.5, 15, 16, 17, 18, 20, 21 and 23 shall survive termination of this Agreement, for any reason.

19.	SUSPENSION

The Contractor shall upon the written notification from the Customer suspend the progress of the Work or any part thereof for such period of time and in such manner as may be determined by the Customer, and shall during such suspension properly protect and secure (at Customer’s expense) the Work so far as is necessary in the opinion of the Customer. The extra costs, including that caused by the subsequent resumption of Work incurred by the Contractor in complying with the Customer’s instructions, shall be borne and paid by the Customer against receipt of supporting documentation, unless such suspension is necessary due to the fault of the Contractor (or anyone on its behalf). Any such suspension/s shall not exceed in the aggregate, in any event, 30 (Thirty) days.

20.	GOVERNING LAW AND JURISDICTION

	20.1	This Agreement shall be governed and construed in accordance with the laws of the State of Israel.

	20.2	All technical disputes which cannot be amicably resolved between the parties in 14 days shall be resolved by agreed arbitrator. All other disputes arising from this Agreement which cannot amicably resolved between the parties, shall be finally resolved by The Israeli Institute of Commercial Arbitration in accordance with its rules, by one arbitrator. Each of the parties hereby irrevocably submits to the sole and exclusive jurisdiction of such venue.

11

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

20.3	In any event of dispute or disagreement between the Contractor and the Customer, it is agreed that the Contractor shall not slow and/or delay the progress of the Work or suspend the Work, including any Change Order, or hinder in any way the completion and/or delivery thereof. The Work will continue to be executed as scheduled in spite of any disagreement between the parties, provided that Customer has not ceased, for a period of more than 1 (one) consecutive payment milestone, payment of the Consideration when same would become due pursuant to Section 14 above.

20.4	The address of the parties for the purpose of service of process shall be as set forth in Section 21 below.

21.	NOTICES

	21.1	All legal notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, sent by facsimile or other electronic means (with confirmation received of recipient’s number or email receipt) to the number set forth below, or mailed by registered or certified mail (postage prepaid), return receipt requested, or delivered by overnight delivery service, addressed to:

If to Customer:
Vascular Biogenics Ltd. 6 Yonni Netanyahu St. Or-Yehuda Israel Facsimile: [***] Email: [***] Attention: [***]
If to Contractor:
Biopharmax Group Ltd. 4 Hasadnaot St. Herzelia 46728 Israel Facsimile: [***] Email: [***] Attention: [***]

21.2	Each such notice shall be deemed delivered: (a) on the date delivered if by personal delivery (including by an overnight delivery service, with proof of delivery); (b) on the date telecommunicated if by facsimile or other electronic means (with confirmation of receipt); and (c) on the date upon which the return receipt is signed or delivery is refused, as the case may be, if mailed certified, return receipt requested.

22.	FORCE MAJEURE

	22.1	Any delay in or failure of performance except as specified in Section 22.4 below by either party shall be excused if and to the extent that same has been caused by an event, incident or occurrence constituting Force Majeure under the terms of Section 22.3 below.

	22.2	Each party shall not be entitled to avail itself of the provisions of Section 22.1 above and said provisions shall not apply to any event, occurrence or incident constituting Force Majeure and affecting its performance unless such party shall notify the other party in writing of the occurrence of such event no later than 5 (five) working days from its occurrence, setting forth the estimated effect thereof on the performance of its obligations and undertakings hereunder.

12

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

22.3	For the purpose hereof, “Force Majeure” shall mean any one or more of the following events, occurrences and incidents directly creating any such delay in or failure of performance:

	(a)	Floods, hurricanes and earthquakes and other natural disasters and occurrences;
	(b)	General riots and strikes (not solely by a party’s employees) and civil disturbances;
	(c)	War, blockades, sabotage, war-like and terror actions, and general mobilization of reserves;
	(d)	Epidemics and wide spread diseases.

22.4	Notwithstanding the above, it is agreed that no reason whatsoever, including without limitation, any event, incident or occurrence constituting Force Majeure in terms of this Agreement shall serve as an excuse for non-conformity of the Work to the provisions (except for timetables) of this Agreement.

23.	MISCELLANEOUS

	23.1	Each of the parties hereby represents and warrants to the other party that it has full right and authority to enter into this Agreement and to perform its obligations hereunder and that this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

	23.2	Customer shall be entitled to assign its rights to any Affiliate upon written notice to the Contractor. Contractor shall not be entitled to assign its rights or obligations hereunder without the prior written consent of the Customer and any assignment or transfer not in accordance with the terms and conditions of this Agreement shall be null and void.

	23.3	The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction determines that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed to the maximum extent possible as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein.

	23.4	Nothing contained in this Agreement shall be deemed to establish any partnership, joint venture or agency relationship and the parties shall act at all times as independent contractors. Unless otherwise expressly provided herein, the employees of each party to this Agreement shall in no event be deemed employees of the other party by reason of this Agreement, and such employees shall not be entitled to participate in any benefits provided by such other party to its employees. Neither party shall have any authority to enter into any contracts, assume any obligations or make any warranties or representations on behalf of the other party.

	23.5	This Agreement may not be amended, modified, altered, or supplemented except by a written agreement executed by both parties hereto.

	23.6	This Agreement and the Schedules attached hereto set forth the entire understanding between the parties hereto and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof.

	23.7	This Agreement may be executed in counterparts (including counterparts transmitted by fax or email via PDF), each of which shall be deemed to be an original, but all of which taken together shall be deemed to constitute one and the same instrument.

23.8	The Contractor will comply with the relevant sections of the Customer’s Code of Business Conduct and Ethics, a copy of which is presented at the Company’s web site (http://ir.vblrx.com/phoenix.zhtml?c=253311&p=irol-govhighlights). The Contructor has not taken and shall not take any action that would cause the Customer to violate any (i) applicable laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977 and similar laws of any applicable country or other jurisdiction and (ii) the relevant sections of the Customer’s Code of Business Conduct and Ethics.

13

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date first herein above set forth.

Vascular Biogenics Ltd.	Biopharmax Group Ltd.

SIGNATURE:	SIGNATURE:

NAME:	NAME:

TITLE:	TITLE:

14

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Scope of Work- Annex B

1.	General scope:
	1.1.	The GMP Facility will be constructed in existing building shell with approximate area of [***] sq.m, as detailed below:
	1.2.	Ground floor +0.00:
		1.2.1.	Production Clean Rooms (Grade C, B): [***] sq.m
		1.2.2.	NC: [***] sq.m
		1.2.3.	Warehouse: [***] sq.m
		1.2.4.	CNC corridor: [***] sq.m
		1.2.5.	Cell Bank Storage: [***] sq.m
		1.2.6.	Cold room: [***] sq.m
		1.2.7.	Packaging: [***] sq.m
		1.2.8.	Utilities [***] sq.m
		1.2.9.	Future area: [***] sq.m
	1.3.	Middle Floor +2.87:
		1.3.1.	Technical Area: [***] sq.m
	1.4.	First floor +5.55:
		1.4.1.	Laboratory: [***] sq.m
		1.4.2.	Offices: [***] sq.m
		1.4.3.	Future area: [***] sq.m
	1.5.	Work includes design, procurement, installation and commissioning/validation (including all relevant paper work- URS etc.)

2.	Clean rooms Construction works:
	2.1.	Clean room wall panels, doors, windows
	2.2.	Round corner floor/wall, wall/wall, wall/ceiling
	2.3.	Walkable Ceiling
	2.4.	Flooring: PVC/ Epoxy
	2.5.	All CR associated equipment to be installed- sinks, shelves, chairs etc.
	2.6.	Cold room 2-8C.

1

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

3.	General Construction works:
	3.1.	General gypsum walls (fire rated when required)
	3.2.	Doors, windows
	3.3.	Glass wall in management offices
	3.4.	False Ceiling
	3.5.	Flooring: tiles/Parquet
	3.6.	Archive
	3.7.	All supporting aids to allow proper maintenance

4.	HVAC systems:
	4.1.	HVAC System for the clean rooms
	4.2.	HVAC System for the labs offices and warehouse
	4.3.	HVAC system for offices and supporting areas (maintenance workshop, servers room)
	4.4.	200TR chiller and piping

5.	Utilities Systems:
	5.1.	OFA Generation and Distribution system
	5.2.	Gasses- [***] CA Distribution system (cylinders by client)
	5.3.	Purified water system (pretreatment, ESR, HOD, RO and WFI generation and distribution) and optional distillation unit
	5.4.	Municipal Drain including connection to main building system
	5.5.	Process waste with storage tanks, and pH + neutralization (hypochlorite) systems+ all relevant drains.
	5.6.	City water/ Hot Water including connection to main building system
	5.7.	Process glycol chiller
	5.8.	Outside utilities area will be durable to weather conditions

6.	Electrical systems
	6.1.	Electrical distribution to all consumers (supply from grid 400V 3ph)
	6.2.	Electrical and Control Panels
	6.3.	Electrical Generator
	6.4.	UPS
	6.5.	Server for HMI

2

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

	6.6.	Electrical, Communication and Control Sockets
	6.7.	Lighting system
	6.8.	Approval of testing electrical engineer according to Israeli law.

7.	Fire Protection and detection
	7.1.	Sprinklers piping, including connection to main building piping system, also for CR (per cGMP requirements)
	7.2.	Fire detection system, including integration with main building piping system
	7.3.	O2 depletion detectors
	7.4.	Fire Department approval for the facility (design and execution).

8.	Low voltage systems
	8.1.	Computer network (infrastructure only, excluding end sockets)
	8.2.	Telephone network (infrastructure only, same as electric cables 6.1, excluding end sockets)
	8.3.	Door interlock electric system for clean rooms
	8.4.	Access Control system for cleanrooms
	8.5.	Access Control for non-clean area (infrastructure only)
	8.6.	Intercom system (4 points, additional point will be infrastructure only-for CR. Infrastructure for non CR)
	8.7.	Public announcement and alarm system
	8.8.	CCTV (infrastructure only)

3

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

9.	Instrumentation and automation
	9.1.	Automatic control program for the HVAC and process systems based on PLC, adjusting the temperature, humidity and pressure
	9.2.	Visualize and print data for process SUMs in production 2 room.
	9.3.	Pressure indication from the gas systems
	9.4.	Temperature and CO2 and humidity monitoring for Client equipment: Incubators, Freezers, refrigerators (measurement instruments inside equipment will be supplied by Client)

10.	Process equipment (second hand):
[***]
[***]
[***]
[***]

11.	Furniture
	11.1.	Labs:, relocation of furniture from existing lab in Or Yehuda additional Chemical Hood, working bench, Lab Sink Cabinet per layout
	11.2.	Clean room furniture
	11.3.	Kitchenette: Lower Kitchenette Cabinet
	11.4.	Coffee room
	11.5.	Offices & meeting rooms (by client)
	11.6.	Warehouse: warehouse shelves
	11.7.	Maintenance workshop

4

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

12.	Commissioning, Qualification and Validation (writing and execution):

*DQ, IQ, OQ refer to Validation

System/ Equipment	DQ	IQ	OQ	PQ	Commissioning only (IC,OC)
Building and rooms (non GMP, CNC+NC)	-	-	-	-	✓
HVAC system (Including Interlock system)	✓	✓	✓	✓	-
Clean Rooms	✓	✓	✓	✓	-
Control and Monitoring System (Including HVAC system)	✓	✓	✓	✓	-
Oil Free Air	✓	✓	✓	✓	-
Chilled Water	-	-	-	-	✓
Process Gas (N2,CO2,O2,CAS- cylinders)	✓	✓	✓	✓	-
WFI	✓	✓	✓	✓	-
Electricity	-	-	-	-	✓
Emergency Power Generator	-	-	-	-	✓
UPS power source	-	-	-	-	✓
Fire Safety systems	-	-	-	-	(1)
Intercom System in clean rooms	-	-	-	-	(2)
Process waste system	-	-	-	-	✓
Glycol System	✓	✓	✓	✓	-

*according to VBL criticality assessment document 13-40

(1) As per Standard Institution of Israel

(2) Function/operation testing

5

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

13.	Excluded:
	13.1.	Computer Network and Server
	13.2.	Telephone Network
	13.3.	Offices Furniture
	13.4.	Gas cylinders
	13.5.	Process equipment unless specified
	13.6.	LN2 Dewar and cell bank
	13.7.	Transformation station (civil and equipment)
	13.8.	Additional work not specified in this scope of work

6

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

VBL- Production & Utilities Project Gantt

ID	Task Name	Duration	Start	Finish
1	**VBL-Production & Utilities**	**92.5 weeks**	**Sun 03-04-16**	**Wed 17-01-18**
2	Project Start	0 days	Sun 03-04-16	Sun 03-04-16
3	Finish Conceptual Design	0 weeks	Thu 15-09-16	Thu 15-09-16
4	Detailed Design	23.2 weeks	Sun 18-12-16	Thu 01-06-17
5	LLI Order	32 weeks	Sun 12-02-17	Sun 01-10-17
6	Gallary Construction	7 weeks	Sun 12-03-17	Wed 03-05-17
7	Above Ceiling Utilities, Level +0.00 & +2.87	4 weeks	Thu 04-05-17	Wed 31-05-17
8	Architectural Completion, Level +0.00 & +2.87	14 weeks	Thu 18-05-17	Wed 23-08-17
9	Mechanical completion, Level +0.00 & +2.87	10.5 weeks	Thu 24-08-17	Wed 08-11-17
10	Commissioning	4 weeks	Wed 01-11-17	Wed 29-11-17
11	Validation (IQ,OQ)	8 weeks	Wed 22-11-17	Wed 17-01-18
12	Handover, Level +0.00 & +2.87	0 weeks	Wed 17-01-18	Wed 17-01-18
13	Above Ceiling Utilities, Level +5.55	5 weeks	Thu 11-05-17	Wed 14-06-17
14	Architectural Completion, Level +5.55	14 weeks	Thu 08-06-17	Wed 13-09-17
15	Mechanical completion, Level +5.55	8 weeks	Thu 17-08-17	Sun 15-10-17
16	Handover, Level +5.55	0 weeks	Sun 15-10-17	Sun 15-10-17

Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan
Project Start
Finish Conceptual Design
Detailed Design
LLI Order
Gallary Construction
03-05
Above Ceiling Utilities, Level +0.00 & +2.87
Architectural Completion, Level +0.00 & +2.87
Mechanical completion, Level +0.00 & +2.87
08-11
Commissioning
Validation (IQ,OQ)
Handover, Level +0.00 & +2.87
17
Above Ceiling Utilities, Level +5.55
Architectural Completion, Level +5.55
Mechanical completion, Level +5.55
Handover, Level +5.55
15-10

Handover level 0.00 & +2.87
by December 31/2017 *

Biopharmax Group 1996 Ltd.
4, Hasadnaot st. Herzlia 46728
09-9716111 Fax: 09-9716112
R.N. 51-241021-8

* מותנה באספקת חשמל ע"י חח"י עד ה 23/10/2017

Biopharmax Group 1996 Ltd.
4, Hasadnaot st. Herzlia 46728
09-9716111 Fax: 09-9716112
R.N. 51-241021-8

Date: Wed 14-06-17
VBL Gantt 1034762 NEW

Critical	Slack	Rolled Up Critical	Inactive Summary	Start-only			
Critical Split	Slippage	External Tasks	Manual Task	Finish-only			
Task	Summary	External Milestone	Duration-only	Progress			
Split	Project Summary	Inactive Task	Manual Summary Rollup	Deadline			
Milestone	Rolled Up Critical	Inactive Milestone	Manual Summary				

Wed 14-06-17
VBL Gantt 1034762 NEW

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

CERTIFICATE OF ACCEPTANCE – ANNEX E

The Customer confirms that all works has been concluded to his satisfaction and in compliance with the agreement dated _____________ and its annexes, with exception to the following remarks which shall be corrected by the Contractor within the time limits set forth hereunder:

Remarks Description	Last Date for Correction.

DATE: _____________

SIGNED BY:

Contractor:	Customer:

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Annex F - Payment schedule

No	Description	%
1	Down payment	10%
2	Customer approval to order long lead items (AHU,OSA,chiler,Panels)	10%
3	Main HVAC equipment arrival to site (AHU,OSA,chiler)	15%
4	Clean room panels arrival to site	15%
5	Mechanical completion clean rooms (1)	10%
6	Mechanical completion HVAC (2)	10%
7	Mechanical completion offices, labs (3)	5%
8	Commissioning and Hand over offices, labs	10%
9	Occupation Ground floor	10%
10	IQ/OQ completion	5%
		100%

(1) Wall ,floor and ceiling ,doors, windows installed (without silicon)

(2) Ready for commissioning

(3) Equipment and lab furniture installed Ready for commissioning

Payment terms : current+30

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Annex I

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Annex J